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                                                                     EXHIBIT 8.1
                        [ANDREWS & KURTH LETTERHEAD]




                             September 28, 1998



CMC Securities Corporation IV
2711 N. Haskell, Suite 900
Dallas, Texas 75204

        Re:     CMC Securities Corporation IV
                Registration Statement on Form S-3

Gentlemen:

        We have acted as counsel for CMC Securities Corporation IV (formerly Capstead Securities Corporation V), a corporation organized under the laws of the State of Delaware (the "Issuer"), in connection with the proposed issuance by the Issuer of its Collateralized Mortgaged Obligations, issuable in Series (the "Bonds") under the captioned registration statement, as amended (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "1933 Act"). The Bonds of each Series are to be issued pursuant to an indenture (the "Indenture"), as supplemented by one or more supplemental indentures authorizing such Series (each a "Series Supplement"). The Indenture will be substantially in the form filed with the Securities and Exchange Commission (the "Commission") as an exhibit to the Registration Statement.
This opinion is to be filed as an exhibit to the Registration Statement.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Issuer's Certificate of Incorporation, (b) the Issuer's Bylaws, (c) minutes of meetings or unanimous consents in lieu of meetings of the Issuer's board of directors or shareholders, (d) the Indenture including the form of Bonds and description of requirements for each Series Supplement contained therein, (e) the prospectus contained in the Registration Statement, as filed with the Commission herewith (the "Prospectus"), and (f) such other documents, records, certificates of Issuer and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Indenture and each Series Supplement will be duly executed and delivered; that the Bonds will be duly executed and delivered substantially in the forms contemplated by the Indenture; and that the Bonds will be sold as described in the Registration Statement.

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CMC Securities Corporation IV
September 28, 1998
Page 2


        On the basis of the foregoing, we are of the opinion that the description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the Prospectus accurately describes the material federal income tax consequences to holders of Bonds under existing law and subject to the qualifications and assumptions stated therein.

        The opinions herein are based upon our interpretations of current law, including court authority and existing Final and Temporary Regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. In the event any one of the statements, representations or assumptions we have relied upon to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

        We consent to the use and filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement and Prospectus contained therein. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                /s/ ANDREWS & KURTH L.L.P.